Exhibit 10.1

THIRD Amendment

to

Loan and security agreement

This Third Amendment to Loan and Security Agreement (this “Amendment”) is entered into this 7th day of November, 2022, by and between (i) SILICON VALLEY BANK, a California corporation (“Bank”), (ii) FLUX POWER, INC., a California corporation (“Flux”), and (iii) FLUX POWER HOLDINGS, INC., a Nevada corporation (“Holdings” and together with Flux, individually and collectively, jointly and severally, “Borrower”).

Recitals

A. Bank and Borrower have entered into that certain Loan and Security Agreement dated as of November 9, 2020, as amended by that certain First Amendment to Loan and Security Agreement, dated as of October 29, 2021, and as further amended by that certain Second Amendment to Loan and Security Agreement, dated as of June 23, 2022 (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).

B. Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C. Borrower has requested that Bank amend the Loan Agreement to make certain revisions to the Loan Agreement as more fully set forth herein.

D. Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

Agreement

Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2. Amendments to Loan Agreement.

2.1 Section 6.9 (Financial Covenants). Clause (a) of Section 6.9 is deleted in its entirety and replaced with the following:

“ (a) EBITDA. Maintain, measured as of the end of each month during the following periods, EBITDA, on a trailing six (6) month basis, of at least (loss not greater than) the following:

Monthly Period Ending	Minimum EBITDA (loss not greater than)
October 1, 2022 through October 31, 2022	$(4,500,000.00)
November 1, 2022 through December 31, 2022	$(4,000,000.00)
January 1, 2023 through January 31, 2023	$(2,500,000.00)
February 1, 2023 through March 31, 2023	$(2,000,000.00)
April 1, 2023 through April 30, 2023	$(1,500,000.00)
May 1, 2023 through May 31, 2023	$(750,000.00)

2.2 Section 13 (Definitions). The definition of “Revolving Line Maturity Date” is hereby deleted in its entirety and replaced with the following:

“ “Revolving Line Maturity Date” is May 7, 2023.”

2.3 Section 13 (Definitions). Clause (c) of the definition of “Permitted Liens” is hereby deleted in its entirety and replaced with the following:

“(c) (i) purchase money Liens and capital leases securing no more than One Hundred Thousand Dollars ($100,000.00) in the aggregate amount outstanding (A) on Equipment acquired or held by Borrower incurred for financing the acquisition of the Equipment, or (B) existing on Equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the Equipment, and (ii) in addition to Liens permitted under clause (i), purchase money Liens on Equipment financed by Alliance Funding Group securing no more than Five Hundred Thousand Dollars ($500,000.00) in the aggregate amount outstanding; provided that the terms of such financing are consistent with the term sheet delivered to Bank on July 6, 2022 without any changes thereto that could be materially adverse to Bank.”

2.4 Exhibit B (Compliance Certificate). The Compliance Certificate appearing as Exhibit B to the Loan Agreement is deleted in its entirety and replaced with the Compliance Certificate attached as Schedule 1 attached hereto.

3. Limitation of Amendments.

3.1 The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4. Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3 The organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

4.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5. Ratification of Intellectual Property Security Agreement. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of a certain Intellectual Property Security Agreement dated as of the Effective Date between Borrower and Bank, as supplemented by that certain First Supplement to Intellectual Property Security Agreement dated as of October 29, 2021 (the “First Supplement”), and acknowledges, confirms and agrees that said Intellectual Property Security Agreement, as supplemented, (a) contains an accurate and complete listing of all Intellectual Property Collateral (as defined therein) and (b) shall remain in full force and effect.

6. Ratification of Perfection Certificates. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in certain Perfection Certificates dated as of June 23, 2022, and acknowledges, confirms and agrees that with the exception of (i) the annual report on Form 10-K for the fiscal year ended June 30, 2022 being filed with the Securities and Exchange Commission on September 28, 2022 in reference to No. 2(b) of the Perfection Certificates, (ii) Flux Power, Inc. being named as a secured party under leases of equipment in reference to No. 5(a) of the Perfection Certificates and (iii) the deletion of Jon Berry (former COO) and his information in No. 11 of the Perfection Certificates, the disclosures and information Borrower provided to Bank in such Perfection Certificates have not changed, as of the date hereof.

7. Integration. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

8. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Each party hereto may execute this Amendment by electronic means and recognizes and accepts the use of electronic signatures and records by any other party hereto in connection with the execution and storage hereof.

9. Effectiveness. As conditions precedent to the effectiveness of this Amendment, Bank shall have received the following documents prior to or concurrently with this Amendment, each in form and substance reasonably satisfactory to Bank:

9.1 This Amendment duly executed on behalf of Borrower;

9.2 Borrower’s payment of (i) a fully earned, non-refundable amendment fee of Twelve Thousand Five Hundred Dollars ($12,500.00), and (ii) Bank’s legal fees and expenses incurred in connection with this Amendment; and

9.3 A long-form good standing certificate of Borrower, certified by the jurisdiction of incorporation of Borrower, dated as of a date no earlier than thirty (30) days prior to the date hereof.

[Signature page follows.]

In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK		BORROWER

Silicon Valley Bank		FLUX POWER, INC.

By:	/s/ Josh Wagner	By:	/s/ Chuck Scheiwe
Name:	Joshua Wagner	Name:	Chuck Scheiwe
Title:	Vice President	Title:	Chief Financial Officer

FLUX POWER HOLDINGS, INC.

		By:	/s/ Chuck Scheiwe
		Name:	Chuck Scheiwe
		Title:	Chief Financial Officer